UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2003

KANA SOFTWARE, INC.

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of principal executive offices)	(Zip code)

(650) 614-8300

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 5:	OTHER EVENTS.

On November 5, 2003, KANA Software, Inc. announced the public offering of 4,080,000 shares of its common stock at a price to the public of $3.00 per share in a public offering underwritten and managed by RBC Capital Markets. RBC Capital Markets has a 30-day option to purchase a maximum of 612,000 additional shares to cover over-allotments of shares, if any. The offering is scheduled to settle on November 10, 2003.

The offered shares are registered under a shelf registration statement on Form S-3 (Registration No. 333-68342) that was declared effective by the Securities and Exchange Commission on September 5, 2001 and an additional registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, on November 5, 2003 and declared automatically effective upon filing.

A copy of the prospectus and the prospectus supplement relating to the underwritten offering may be obtained by writing to the offices of RBC Capital Markets, 60 South Sixth Street, Minneapolis, Minnesota 55402, (612) 371-2818. A copy of the shelf registration statements, base prospectus and prospectus supplement relating to the underwritten offering may be obtained by writing to the offices of KANA, 181 Constitution Drive, Menlo Park, CA 94025. The underwriting agreement between KANA and RBC Capital Markets and an opinion of counsel related to the offering are filed as exhibits to this report and are incorporated by reference into this report and into the shelf registration statements.

This report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the shares, nor shall there be any sale of these shares in any state in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ITEM 7:	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit No.	Description of Exhibit

1.01	Underwriting Agreement, dated November 5, 2003, between Kana and RBC Dain Rauscher Inc.

23.01	Consent of Fenwick & West LLP (included in Exhibit 99.01).

99.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANA SOFTWARE, INC.

Date: November 5, 2003	By:	/s/ John Huyett
John Huyett, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

1.01	Underwriting Agreement, dated November 5, 2003, between Kana and RBC Capital Markets.

23.01	Consent of Fenwick & West LLP (included in Exhibit 99.01).

99.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered.